As filed with the Securities and Exchange Commission on May 24, 2016

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 NO. 333-153750

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SABINE OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	01-13515 (Commission File Number)	25-0484900 (I.R.S. Employer Identification Number)

1415 Louisiana Street, Suite 1600

Houston, Texas 77002

(832) 242-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code and telephone
number, including area code, of agent for service)

Michael D. Magilton, Jr.
Chief Financial Officer
1415 Louisiana Street, Suite 1600
Houston, Texas 77002
(832) 242-9600

Copy of communications to: Matthew R. Pacey, P.C. Kirkland & Ellis LLP 600 Travis Street, Suite 3300 Houston, Texas 77002 Tel: (713) 835-3600 Fax: (713) 835-3601

Approximate date of commencement of proposed sale to the public:
Not applicable.  Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-3 (the “Registration Statement”), originally filed by Forest Oil Corporation, a New York corporation (as now known as Sabine Oil & Gas Corporation, the “Company”) with the Securities and Exchange Commission:

•                  Registration No. 333-153750, filed on Form S-3 on October 1, 2008, pertaining to the registration of 7,250,000 shares of common stock, par value $0.10 per share, of the Company.

On July 15, 2015, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 (the “Filing”) of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly administered under the caption In re Sabine Oil & Gas Corporation et al., Case No. 15-11835 (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2016.

SABINE OIL & GAS CORPORATION

By:	/s/ David J. Sambrooks
Name:	David J. Sambrooks
Title:	President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on May 24, 2016.

Signature	Title

/s/ David J. Sambrooks	President, Chief Executive Officer and
David J. Sambrooks	Chairman of the Board of Directors
(principal executive officer)

/s/ Michael D. Magilton, Jr.	Senior Vice President and
Michael D. Magilton, Jr.	Chief Financial Officer
(principal financial officer)

/s/ Lindsay R. Bourg	Vice President, Chief Accounting
Lindsay R. Bourg	Officer and Controller
(principal accounting officer)

/s/ Duane C. Radtke	Director
Duane C. Radtke

/s/ Alex T. Krueger	Director
Alex T. Krueger

/s/ John Yearwood	Director
John Yearwood

/s/ Thomas N. Chewning	Director
Thomas N. Chewning

/s/ Brooks M. Shughart	Director
Brooks M. Shughart

/s/ Patrick R. McDonald	Director
Patrick R. McDonald

/s/ Jonathan F. Foster	Director
Jonathan F. Foster